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                                                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated June 5, 1998 and June 12, 1998, in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-61211) and related Prospectus of Radio Unica Corp. for the registration of $158,088,000 aggregate principal amount of its 11.75% Series B Senior Discount Notes due 2006.


                                       /s/ Ernest & Young LLP


Miami, Florida
November 23, 1998